EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY

State or Jurisdiction
   of Organization        Subsidiaries
---------------------     ------------
Delaware                  Bridge Oil (U.S.A.) Inc.
Delaware                  DMLP Co.
Netherlands               D, P & D Investments B.V.
Delaware                  Mesa Environmental Ventures Co.
Texas                     Mesa Offshore Royalty Partnership
Delaware                  Parker & Parsley Argentina, Inc.
Australia                 Parker & Parsley Petroleum Australia Holdings Pty
                            Limited
Australia                 Parker & Parsley Petroleum Australia Pty Limited
Delaware                  Pioneer International Resources Company
Texas                     Pioneer Natural Gas Company
Cayman Islands            Pioneer Natural Resources Anaguid Ltd.
Argentina                 Pioneer Natural Resources (Argentina) S.A.
Canada                    Pioneer Natural Resources Canada Inc.
Cayman Islands            Pioneer Natural Resources (Cayman) Ltd.
Texas                     Pioneer Natural Resources  Scholarship Foundation
South Africa              Pioneer Natural Resources South Africa (Pty) Limited
Argentina                 Pioneer Natural Resources (Tierra Del Fuego) S.A.
Cayman Islands            Pioneer Natural Resources Tunisia Ltd.
Delaware                  Pioneer Natural Resources USA, Inc.
Bahamas                   Pioneer Resources Africa, Ltd.
Delaware                  Pioneer Resources Mediterranean, Inc.
Bahamas                   Pioneer Resources Gabon - Olowi Ltd.
Texas                     Pioneer Uravan, Inc.
Delaware                  Westpan NGL Co.


                          Partnerships that Pioneer Natural Resources USA, Inc.
                          -----------------------------------------------------
                          is the managing general partner

Delaware                  Parker & Parsley 87-A Conv., Ltd.

                          Partnerships that Pioneer Natural Resources USA, Inc.
                          -----------------------------------------------------
                          is the managing general partner

Delaware                  Parker & Parsley Private Investment 88, L.P.
Delaware                  Parker & Parsley Private Investment 89, L.P.
Delaware                  Parker & Parsley 90 Spraberry Private Development
                            Conv., L.P.
Texas                     Midkiff Development Drilling Program, Ltd.







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